EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of May 22, 1997, by and between Cell & Molecular Technologies, Inc., a Delaware corporation having its principal offices at 406 Grand Central Avenue, Lavallette, NJ 08735 (the "Company" or "Employer") and Thomas J. Livelli, an individual residing at 245 Bryn Mawr Avenue, Lavallette, NJ 08735 (the "Employee").

                                  INTRODUCTION

     To provide for the best interests of the Company and the Employee, the Company and Employee have agreed to the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

     1.   EMPLOYMENT.

     The Company hereby employs the Employee and the Employee accepts such employment as President and Chief Executive Officer ("CEO") of the Company.

     2.   TERM OF AGREEMENT.

     This Agreement shall commence as of the date first written above (the "Effective Date") and shall continue in effect for an initial term of 3 years; provided, however, that it shall automatically renew for one additional year upon expiration of such initial term (the initial term and renewal, if any, being hereinafter referred to collectively as the 'Term") unless the Company or Employee shall give written notice to the other that it or he does not wish to extend this Agreement not later than 30 days prior to such renewal.

     3.   DUTIES.

     Employee shall be employed under this Agreement as President and CEO of the Company, with scientific responsibilities, and agrees to perform the duties normally incidental to the position of President and CEO during the Term of this Agreement.

     4.   SCOPE.

     The Employee shall devote substantially full time to the business of the Company during the Term of this Agreement. The Company acknowledges and supports Employee's duties and


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responsibilities under a part-time appointment as a senior research associate at
Columbia University, and Employee and the Company agree that Employee can continue in such or a similar position during the Term hereof, provided the Employee's duties in such position do not unreasonably interfere with Employee's duties under this Agreement.

     5.   COMPENSATION AND BENEFITS.

     During the Term of this Agreement, the Employee shall be entitled to the following compensation and benefits.

          (a) Base Salary. The Company shall pay to the Employee an annual salary of One Hundred Fifty Thousand Dollars ($150,000) ("Base Salary") for all services to be rendered by the Employee pursuant to this Agreement. The Base Salary shall be paid in equal installments every two weeks.

          (b) Employee Benefit and Retirement Programs. The Employee shall be entitled to the benefits described in Exhibit I hereto and the management employees shall be entitled to the benefits described in Exhibit 2 hereto.

          (c) Expense Reimbursement. The Company shall reimburse the Employee for all reasonable and necessary travel and entertainment expenses, disbursements, and other reasonable and necessary incidental expenses incurred for or on behalf of the Company, in addition to any fees, charges, or costs for membership in business or professional organizations reasonably approved by the Company, upon the presentation of appropriate vouchers or other evidence of such expenditures. The Employee will not incur any single expense in excess of $2,000 without the prior approval of the Board of Directors or an appropriate committee thereof.

     6.   TERMINATION.

     (a) Termination for Cause. Employer may terminate Employee's employment hereunder for Cause. For purposes of this Agreement, "Cause" shall mean and be limited to (i) the willful and continued failure by Employee to substantially perform his duties hereunder (other than any such failure resulting from Employee's incapacity due to physical or mental illness) after demand for substantial performance is delivered by Employer specifically identifying the manner in which Employer believes Employee has not substantially performed his duties and the failure to correct such failure within 15 days of Employee's receipt of such demand, or (ii) the willful engaging by Employee in criminal misconduct which is injurious to Employer, monetarily or otherwise, and the failure to correct such failure within 15 days of Employee's receipt of such demand, or (iii) Employee is convicted by a court of competent jurisdiction or, or pleads guilty or nolo contendere to, any felony involving the possession of controlled substance, moral turpitude, theft or larceny,

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or (iv) the willful  violation by Employee of the provisions of Section 8 hereof provided that such violation results in material injury to Employer.

     (b) Termination for Good Reason. Employee may terminate this Agreement for "Good Reason". "Good Reason" shall mean the occurrence of any circumstance set forth below, unless such circumstance is fully corrected within 30 days of receipt by the Company of written notice of such circumstance from Employee:

          (1) the assignment to Employee of "duties inconsistent with the position of President and CEO of the Company," (as defined below), removal of the Employee from the position of President and CEO of the Company, or a substantial diminution in the nature or status of Employee's responsibilities from those in effect as of the Effective Date, other than pursuant to a merger or combination of the Company with another company in a transaction approved by the vote of Employee in his capacity as a member of the Board of Directors of the Company or as a shareholder of the Company;

          (2) a reduction by the Company of the Base Salary as in effect on the effective date hereof;

          (3) the deliberate failure by the Company to provide, within two weeks of the date payment was required, the compensation, expense reimbursement, or benefits specified in Section 5, provided Employee is not the person responsible for payment of compensation, expense reimbursement or benefits; and provided, further, that after the passage of two weeks from the date payment was required, Employee shall have given written notice to Frederick
     R. Adler and Joseph K. Pagano at their addresses or fax machines as provided in Section 9(j) (or as changed by notice to Employee) of such failure by the Company, Employee shall have called a meeting of the Board of Directors and such failure shall not have been completely cured by the close of business two business days after such meeting of the Board of Directors.

          (4) any breach of Section 3.1 of the Shareholders Agreement which continues more than 15 days after notice of such breach has been received by Shareholders Adler and Pagano; or

          (5) any purported termination of employment under this Agreement by the Company which is not based on "Cause" under Section 6(a); for purpose of this Agreement, no such purported termination shall be effective.

     (c) Definition. Employee's duties at Molecular Cell Science, Inc. and Specialty Media, Inc. prior to the date hereof related to executive scientific management and executive business development shall not be deemed "duties inconsistent with the position of President and CEO of the Company" as used in
Section 6(b)(1).


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



     (d) Death or Disability. Upon the (i) death of Employee, or (ii) the permanent disability of Employee such that he is no longer capable of performing his duties under this Agreement, the Company can terminate this Agreement after ensuring payment of any applicable benefits provided in Section 5(b).

     (e) Judicial Determination. If a court determines that "Good Reason" did not exist for Employee's termination of this Agreement, Employee shall become subject to the obligations under Section 8.

     7.   COMPENSATION UPON TERMINATION.

     Upon termination of employment as provided herein during the term of this Agreement, Employee shall be entitled to the following benefits:

          (a) For Cause or Other Than Good Reason. If employment is terminated by the Company for Cause, or by Employee other than for Good Reason, Company shall pay to Employee the full Base Salary up to the date of termination at the rate in effect at the time and shall pay any other amounts payable to Employee up to the date of termination pursuant to any other compensation plans, programs, or this Agreement. Upon such payment, the Company shall have no further obligation to Employee under this Agreement.

          (b) Good Reason or Other than Cause, Death, or Disability. If employment is terminated by the Employee for Good Reason or by the Company other than for Cause, death, or disability, the Employee shall be entitled to the benefits set forth below:

               (1) The Company shall pay to Employee (i) the full Base Salary through the date of termination at the rate in effect at the time and no later than the loth business day following the date of termination; and (ii) all other amounts to which Employee is entitled under this Agreement or any compensation plan of the Company applicable to Employee at the time such payments are due; and

               (2) Employee shall be relieved of his  obligations  under Section
          8.

     8.   NON-DISCLOSURE; NON-COMPETITION.

     (a) Confidential Information. Subject to the disclosures and uses essential to Employee's duties and responsibilities under the part-time position referred to in Section 4, Employee shall not, to the detriment of Employer, knowingly use for his own benefit or disclose or reveal to any unauthorized person, any trade secret or other confidential information received by Employee in the course of his employment or engagement in any capacity by Employer which relates to Employer or to any of the businesses operated by it, including, but not limited to, any scientific procedures or processes, customer lists, customer needs, price and performance information, specifications, hardware, software, devices, supply sources and characteristics, business opportunities, marketing, promotional, pricing and financing techniques, or other information relating to the business of Employer, and Employee confirms that such information constitutes the exclusive property of Employer. However, information shall not be deemed to be confidential if it is: (i) generally available in the industry in which Employer operates, (ii) a matter of common knowledge or public record or is disclosed in published literature or (iii) obtained by Employee from a third party without violation of any confidentiality agreement. Employee agrees that, except as otherwise expressly agreed to by Employer, he will return to Employer, promptly upon the request of the Board or any executive officer designated by the Board, at the time his employment terminates, any physical embodiment of such confidential information.

     (b) Non-Competition. For a period of one year following the termination of the Term, other than a termination by Employer without Cause, or a termination by Employee for Good Reason, Employee shall not engage, directly or indirectly (which includes, but is not limited to, owning, managing, operating, controlling, being employed by, giving financial assistance to, participating in or being connected in any material way with any business of the Company; provided, however, that Employee's ownership as a passive investor of less than one percent (1%) of the issued and outstanding stock of any publicly held corporation or partnership so engaged shall not by itself be deemed to constitute such engagement by Employee.

     (c) Remedies. Employee recognizes that the possible restrictions on his activities which may occur as a result of his performance of his obligations under this Section 8 are required of the reasonable protection of Employer and Employee expressly acknowledges that damages alone will be an inadequate remedy for any breach or violation of this Section 8, and that Employer, in addition to all other remedies at law or in equity, shall be entitled, as a matter of right, to injunctive relief, including specific performance, with respect to any such breach or violation, in any court of competent jurisdiction. If any of the provisions of this Section 8 are held to be in any respect an unreasonable restriction upon Employee, then they shall be deemed to extend only over the maximum period of time, geographic area, and/or range of activities as to which they may be enforceable.

     9.   MISCELLANEOUS.

     (a) General Interpretative Principles. For purposes of this Agreement, except as expressly provided or unless the context otherwise requires (i) the terms defined in this Agreement have the meanings assigned to them in the provision in which they first appear and include the plural as well as the singular, (ii) references herein to "Sections" or "Subsections" without reference to a document are to designated Sections and "Subsections" of this Agreement, and (iii) the words "herein" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision.

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     (b) Indemnification.  To the greatest extent not inconsistent with the laws and public policies of the State of New Jersey, the Company hereby agrees to indemnify and hold Employee harmless from and against any and all claims, liabilities, cost, or expense (including reasonable attorney's fees) incurred by Employee in connection with any investigation, hearing, or proceeding, whether
administrative  or  judicial,   or  in  any  forum   whatsoever,   (as  such,  a
"proceeding"), arising from or related to Employee's employment by Company or performance of the duties hereunder. The Company shall pay for or reimburse the Employee on a monthly basis for the reasonable expenses incurred by Employee in connection with any such proceeding in advance of final disposition, within 10 business days of the submission by Employee of supporting documentation, subject to first receiving from the Employee an unsecured written undertaking to return such funds to the Company if a court determines that the Employee was not entitled thereto. The indemnification and advancement of expenses provided herein shall be applicable to any claims, investigation, hearing, or proceeding arising from acts or omissions of Employee relating to his employment or performance of the duties hereunder occurring before or after the Effective Date. The obligations of this Section 9(b) shall survive the termination of this Agreement.

     (c) Cumulative Remedies. If either party breaches any provision in this Agreement, the other party shall be entitled to pursue any remedy available in law or in equity. The parties agree that remedies for breach of this Agreement are cumulative.

     (d) Successors, Binding Agreement. This Agreement shall inure to the benefit of and be enforceable by the parties and their legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. The Company shall require any successor hereto to assume and agree to perform this Agreement in accordance with its terms. Failure of any successor to so assume and agree shall entitle Employee to all rights and privileges applicable to termination for "Good Reason."

     (e) Notice. Notices, requests or other communications provided for herein shall be given in writing, sent by hand delivery or by recognized overnight delivery service or by registered or certified mail, return receipt requested, with postage prepaid, or by fax. Such notices shall be addressed to the parties at their respective addresses set forth on the first page of this Agreement, or, if to Mr. Adler, at 1520 South Ocean Boulevard, Palm Beach, FL 33480 (or to fax number (561) 659-1010) and if to Mr. Pagano, at 434 E. Cooper, Suite 201, Aspen, CO 81611 (or to fax number (970) 920-7931), unless notice of a change of address or fax is furnished in the manner provided in this Section 8(e). Any notice which is required to be made within a stated period of time shall be considered timely if delivered before midnight of the last day of such period.

     (f) Waiver. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in a writing signed by the parties hereto. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any provision of this Agreement to be performed by any

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other party shall be deemed a waiver of similar or  dissimilar  provision at the same or at any prior or subsequent time.

     (g) Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof. There are no other written, oral, express, or implied agreements, understandings, or representations between the parties except as have been expressly set forth in this Agreement.

     (h) Choice of Law. This Agreement shall be governed, construed and enforced in accordance with the internal laws, and not the laws of conflicts, of the State of New Jersey.

     (i) Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.


                                        CELL & MOLECULAR TECHNOLOGIES, INC.



                                        By:
                                           ------------------------------------
                                           Richard Malavarca, Vice-President




                                        EMPLOYEE



                                        ---------------------------------------
                                        Thomas J. Livelli


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